Exhibit 99.1

             Equinix Reports Second Quarter 2007 Results


    -- Increased revenues to $91.8 million, an 8% increase over the previous quarter and a 34% increase over the same quarter last year

    -- Increased quarterly EBITDA, a non-GAAP financial measure, to $35.3 million, a 9% increase over the previous quarter

    -- Raises 2007 annual revenue guidance to $373.0 to $377.0 million and EBITDA guidance to $141.0 to $143.0 million

    -- Announced its intention to acquire IXEurope for approximately GBP 270.1 million

    FOSTER CITY, Calif.--(BUSINESS WIRE)--July 25, 2007--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported quarterly results for the period ended June 30, 2007.

    Revenues were $91.8 million for the second quarter, a 34% increase over the same quarter last year and an 8% increase over the previous quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $87.9 million, a 35% increase over the same quarter last year and a 9% increase over the previous quarter. Non-recurring revenues were $3.9 million in the quarter, consisting primarily of professional services and installation fees.

    Cost of revenues were $55.6 million for the second quarter, including $1.0 million of stock-based compensation, a 5% increase over the previous quarter and a 22% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $21.9 million, were $33.7 million for the second quarter, a 6% increase over the previous quarter and a 26% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 63%, up from 62% the previous quarter and up from 61% the same quarter last year. On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), cash gross margins were 68%.

    Selling, general and administrative expenses were $33.4 million for the second quarter, including $9.0 million of stock-based compensation, a 6% increase from the previous quarter and a 27% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $10.6 million, were $22.8 million for the second quarter, a 10% increase over the previous quarter and a 29% increase over same quarter last year.

    Net income for the second quarter was $1.2 million, including stock-based compensation expense of $10.0 million. This represents basic and diluted net income per share of $0.04 based on a weighted average share count of 31.1 million and 32.7 million, respectively. Excluding stock-based compensation and the restructuring charge, the Company had non-GAAP net income of $11.7 million for the second quarter. This was a $2.3 million increase over the prior quarter and an $8.1 million improvement over the same quarter last year.

    EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the second quarter was $35.3 million, up from $32.4 million the previous quarter and up from $24.0 million the same quarter last year.

    "Equinix delivered an exceptional second quarter and, as demonstrated by our increased guidance, is positioned for a very strong second half," said Steve Smith, CEO of Equinix. "Our continued execution on our expansion plan and our strategic move into Europe with the announced acquisition of IXEurope demonstrate our ability to fully capitalize on our market leadership position."

    Capital expenditures in the second quarter were $139.8 million, of which $10.2 million was attributed to ongoing capital expenditures and $129.6 million was attributed to expansion capital expenditures. In addition, the Company purchased a new property in the Los Angeles metro area for $49.0 million with cash in June 2007.

    The Company generated cash from operating activities of $38.1 million as compared to $20.1 million in the previous quarter. Cash used in investing activities was $157.4 million as compared to $57.6 million in the previous quarter. Adjusted free cash flow was a negative $70.3 million in the second quarter. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments and the purchase and sale of real estate).

    As of June 30, 2007, the Company's cash, cash equivalents and investments were $324.0 million, as compared to $392.4 million in the previous quarter.

    Other Company Developments & Metrics

    -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenues were $80.5 million; cost of revenues were $42.7 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $25.9 million and cash gross margins for the quarter were 68%. EBITDA on a same IBX basis was $32.5 million

    --  Equinix added 96 new customers in the quarter

    -- On a weighted average basis, the number of cabinets billing at the end of the quarter was approximately 19,200 representing an approximate utilization rate of 77%

    --  U.S. interconnection service revenues were 22% of U.S.
        recurring revenues for the quarter. Interconnection services represent approximately 20% of total worldwide recurring revenues

    -- The company announced the acquisition of a site for a new IBX in the Los Angeles market for $49.0 million, which closed in June 2007, as well as its intention to expand its existing IBX center in Santa Clara by approximately 1,100 cabinets

    -- The company completed its purchase of its flagship Silicon Valley IBX for $65.0 million in early July 2007

    Business Outlook

    For the third quarter 2007, revenues are expected to be in the range of $96.5 to $97.5 million. Cash gross margins are expected to be approximately 61%. Cash selling, general and administrative expenses are expected to be $22.0 to $23.0 million. EBITDA for the third quarter is expected to be $36.0 to $37.0 million. Net loss is expected to be approximately $2.0 million, including the impact of approximately $10.0 million of stock-based compensation expense. Net interest expense is expected to be approximately $6.0 million. The weighted average shares outstanding are expected to be approximately
31.4 million. Capital expenditures are expected to be approximately $100.0 to $105.0 million, including approximately $90.0 million of expansion capital expenditures.

    For the full year of 2007, total revenues are expected to be in the range of $373.0 to $377.0 million. Total year cash gross margins are expected to be in the range of 61% to 62% including approximately $6.9 million of net cash costs attributed to our expansion IBXs. Cash selling, general and administrative expenses are expected to be approximately $88.0 million. EBITDA for the year is expected to be $141.0 to $143.0 million. Net loss is expected to be in a range of $10.0 to $12.0 million, including the impact of approximately $41.0 million of stock-based compensation expense. Net interest expense and loss on conversion and extinguishment of debt is expected to be approximately $16.0 million. The weighted average shares outstanding are expected to be approximately 30.7 million. Capital expenditures for 2007 are expected to be in a range of $380.0 to $390.0 million, comprised of approximately $40.0 million of ongoing capital expenditures and $340.0 to $350.0 million of expansion capital expenditures for the build out of the Washington, D.C., Tokyo and Singapore expansions opened this year, as well as the announced expansions in the Washington, D.C., Chicago, New York, Silicon Valley and Los Angeles metro areas. This range reflects $10.0 million of expansion capital shifted from 2007 into 2008 for the second phase of the Tokyo build.

    The Company will discuss its results and guidance on its quarterly conference call on Wednesday, July 25, 2007, at 5:30 p.m. EDT (2:30 p.m. PDT). To hear the conference call live, please dial 1-773-799-3263 (domestic and international) and reference the pass code (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, July 25, 2007 at 7:30 p.m. EDT (4:30 p.m. PDT) by dialing 1-203-369-3899. In addition, the Webcast will be available on the Company's Web site at www.equinix.com. No password is required for either method of replay.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 10 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of IXEurope into Equinix; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as pro forma revenues, EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are a non-recurring revenue adjustment with respect to 2006 results, depreciation, amortization, accretion, stock-based compensation, restructuring charges and, with respect to 2006 results, the gain on Honolulu IBX sale, and with respect to 2007 results, the loss from conversion of debt. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. With respect to its 2006 results, Equinix reports pro forma revenues and excludes the gain on Honolulu IBX sale. Pro forma revenues exclude a revenue adjustment recorded in the fourth quarter of 2006 in connection with our adoption of Staff Accounting Bulletin No. 108, which is a one-time adjustment and will not recur. The gain on Honolulu IBX sale represents a unique transaction for the Company and future sales of IBX centers are not expected. The Honolulu market was not considered a core, strategic market for the Company. With respect to its 2007 results, Equinix excludes the loss from conversion of debt as this activity is not typical for the company. Management believes such items as restructuring charges, the gain on the sale of an IBX center and the loss from conversion of debt are unique transactions that are not expected to recur, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations.

    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and six months ended June 30, 2007 and 2006, presented within this press release.



                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)
                             (unaudited)


                           Three Months Ended       Six Months Ended
                       --------------------------- -------------------
                       June 30, March 31, June 30, June 30,  June 30,
                         2007      2007     2006     2007      2006
                       -------- --------- -------- --------- ---------

Recurring revenues     $87,904   $80,886  $65,089  $168,790  $126,841
Non-recurring revenues   3,933     4,223    3,459     8,156     6,576
                       -------- --------- -------- --------- ---------
    Revenues            91,837    85,109   68,548   176,946   133,417

Cost of revenues        55,609    52,765   45,563   108,374    88,908
                       -------- --------- -------- --------- ---------
         Gross profit   36,228    32,344   22,985    68,572    44,509
                       -------- --------- -------- --------- ---------

Operating expenses:
    Sales and
     marketing           8,520     8,677    8,480    17,197    15,678
    General and
     administrative     24,854    22,861   17,725    47,715    34,855
    Restructuring
     charges               407         -        -       407         -
                       -------- --------- -------- --------- ---------
         Total
          operating
          expenses      33,781    31,538   26,205    65,319    50,533
                       -------- --------- -------- --------- ---------

Income (loss) from
 operations              2,447       806   (3,220)    3,253    (6,024)
                       -------- --------- -------- --------- ---------

Interest and other
 income (expense):
    Interest income      5,082     1,949    1,730     7,031     3,341
    Interest expense
     and other          (6,115)   (3,462)  (3,565)   (9,577)   (7,433)
    Loss on conversion
     of debt                 -    (3,395)       -    (3,395)        -
                       -------- --------- -------- --------- ---------
         Total
          interest and
          other, net    (1,033)   (4,908)  (1,835)   (5,941)   (4,092)
                       -------- --------- -------- --------- ---------

Net income (loss)
 before income taxes
 and cumulative effect
 of a change in
 accounting principle    1,414    (4,102)  (5,055)   (2,688)  (10,116)

    Income taxes          (197)     (354)    (215)     (551)     (600)

Net income (loss)
 before cumulative
 effect of a change in
 accounting principle    1,217    (4,456)  (5,270)   (3,239)  (10,716)
                       -------- --------- -------- --------- ---------

    Cumulative effect
     of a change in
     accounting
     principle               -         -        -         -       376

                       -------- --------- -------- --------- ---------
Net income (loss)      $ 1,217   $(4,456) $(5,270) $ (3,239) $(10,340)
                       ======== ========= ======== ========= =========

Net income (loss) per
 share:

    Basic net income
     (loss) per share  $  0.04   $ (0.15) $ (0.19) $  (0.11) $  (0.37)
                       ======== ========= ======== ========= =========

    Diluted net income
     (loss) per share  $  0.04   $ (0.15) $ (0.19) $  (0.11) $  (0.37)
                       ======== ========= ======== ========= =========

    Shares used in
     computing basic
     net income (loss)
     per share          31,126    29,702   28,468    30,424    28,160
                       ======== ========= ======== ========= =========

    Shares used in
     computing diluted
     net income (loss)
     per share          32,671    29,702   28,468    30,424    28,160
                       ======== ========= ======== ========= =========


----------------------------------------------------------------------


Non-GAAP net income
 (loss) (1)            $11,669   $ 9,437  $ 3,627  $ 21,106  $  6,315
                       ======== ========= ======== ========= =========

 (1)Non-GAAP net income (loss) excludes stock-based compensation, restructuring charges and the loss on debt conversion as follows:

    Net income (loss)  $ 1,217   $(4,456) $(5,270) $ (3,239) $(10,340)
    Stock-based
     compensation       10,045    10,498    8,897    20,543    16,655
    Restructuring
     charges               407         -        -       407         -
    Loss on conversion
     of debt                 -     3,395        -     3,395         -
                       -------- --------- -------- --------- ---------
         Non-GAAP net
          income
          (loss)       $11,669   $ 9,437  $ 3,627  $ 21,106  $  6,315
                       ======== ========= ======== ========= =========




                            EQUINIX, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                             PRESENTATION
                            (in thousands)
                             (unaudited)


                        Three Months Ended         Six Months Ended
                   ----------------------------- ---------------------
                   June 30,  March 31, June 30,   June 30,   June 30,
                     2007      2007      2006       2007       2006
                   --------- --------- --------- ---------- ----------

Recurring revenues $ 87,904  $ 80,886  $ 65,089  $ 168,790  $ 126,841
Non-recurring
 revenues             3,933     4,223     3,459      8,156      6,576
                   --------- --------- --------- ---------- ----------
    Revenues (1)     91,837    85,109    68,548    176,946    133,417

Cash cost of
 revenues (2)        33,739    31,931    26,845     65,670     52,117
                   --------- --------- --------- ---------- ----------
      Cash gross
       profit (3)    58,098    53,178    41,703    111,276     81,300
                   --------- --------- --------- ---------- ----------

Cash operating
 expenses (4):
    Cash sales and
     marketing
     expenses(5)      6,862     6,178     6,333     13,040     11,624
    Cash general
     and admin-
     istrative
     expenses (6)    15,925    14,622    11,332     30,547     22,803
                   --------- --------- --------- ---------- ----------
      Total cash
       operating
       expenses (7)  22,787    20,800    17,665     43,587     34,427
                   --------- --------- --------- ---------- ----------

EBITDA (8)         $ 35,311  $ 32,378  $ 24,038  $  67,689  $  46,873
                   ========= ========= ========= ========== ==========


Cash gross margins
 (9)                     63%       62%       61%        63%        61%
                   ========= ========= ========= ========== ==========

EBITDA flow-through
 rate (10)               44%       51%       33%        56%        53%
                   ========= ========= ========= ========== ==========

-------------------

 (1)The geographic split of our revenues is presented below:

    U.S. revenues  $ 78,250  $ 72,526  $ 58,900  $ 150,776  $ 114,741
    Asia-Pacific
     revenues        13,587    12,583     9,648     26,170     18,676
                   --------- --------- --------- ---------- ----------
     Revenues      $ 91,837  $ 85,109  $ 68,548  $ 176,946  $ 133,417
                   ========= ========= ========= ========== ==========

    Revenues on a services basis is presented below:

    Colocation     $ 65,641  $ 59,759  $ 47,988  $ 125,400  $  93,557
    Interconnection  17,653    16,720    12,644     34,373     24,448
    Managed
     infrastructure   4,285     4,099     4,046      8,384      7,979
    Rental              325       308       411        633        857
                   --------- --------- --------- ---------- ----------
     Recurring
      revenues       87,904    80,886    65,089    168,790    126,841
    Non-recurring
     revenues         3,933     4,223     3,459      8,156      6,576
                   --------- --------- --------- ---------- ----------
     Revenues      $ 91,837  $ 85,109  $ 68,548  $ 176,946  $ 133,417
                   ========= ========= ========= ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers       $ 80,470  $ 77,477  $ 68,190  $ 157,947  $ 130,720
    New IBX centers  11,367     7,632       358     18,999      2,697
                   --------- --------- --------- ---------- ----------
     Revenues      $ 91,837  $ 85,109  $ 68,548  $ 176,946  $ 133,417
                   ========= ========= ========= ========== ==========

 (2)We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of
     revenues      $ 55,609  $ 52,765  $ 45,563  $ 108,374  $  88,908
    Depreciation,
     amortization
     and accretion
     expense        (20,866)  (19,697)  (17,755)   (40,563)   (35,070)
    Stock-based
     compensation
     expense         (1,004)   (1,137)     (963)    (2,141)    (1,721)
                   --------- --------- --------- ---------- ----------
     Cash cost of
      revenues     $ 33,739  $ 31,931  $ 26,845  $  65,670  $  52,117
                   ========= ========= ========= ========== ==========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost
     of revenues   $ 27,899  $ 26,498  $ 22,312  $  54,397  $  43,263
    Asia-Pacific
     cash cost of
     revenues         5,840     5,433     4,533     11,273      8,854
                   --------- --------- --------- ---------- ----------
     Cash cost of
      revenues     $ 33,739  $ 31,931  $ 26,845  $  65,670  $  52,117
                   ========= ========= ========= ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-cash
     cost of
     revenues      $ 25,884  $ 25,846  $ 24,849  $  51,730  $  47,325
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense         15,948    15,885    16,433     31,833     31,965
    Same IBX
     centers-stock-
     based
     compensation
     expense            880     1,006       963      1,886      1,721
                   --------- --------- --------- ---------- ----------
     Same IBX
      centers cost
      of revenues    42,712    42,737    42,245     85,449     81,011
                   --------- --------- --------- ---------- ----------

    New IBX
     centers-cash
     cost of
     revenues         7,855     6,085     1,996     13,940      4,792
    New IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense          4,918     3,812     1,322      8,730      3,105
    New IBX
     centers-stock-
     based
     compensation
     expense            124       131         -        255          -
                   --------- --------- --------- ---------- ----------
     New IBX
      centers cost
      of revenues    12,897    10,028     3,318     22,925      7,897
                   --------- --------- --------- ---------- ----------

      Cost of
       revenues    $ 55,609  $ 52,765  $ 45,563  $ 108,374  $  88,908
                   ========= ========= ========= ========== ==========

 (3)We define cash gross profit as revenues less cash cost of revenues (as defined above).

 (4)We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

 (5)We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and
     marketing
     expenses      $  8,520  $  8,677  $  8,480  $  17,197  $  15,678
    Depreciation
     and
     amortization
     expense            (15)      (15)      (15)       (30)       (30)
    Stock-based
     compensation
     expense         (1,643)   (2,484)   (2,132)    (4,127)    (4,024)
                   --------- --------- --------- ---------- ----------
     Cash sales and
      marketing
      expenses     $  6,862  $  6,178  $  6,333  $  13,040  $  11,624
                   ========= ========= ========= ========== ==========

 (6)We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and
     administrative
     expenses      $ 24,854  $ 22,861  $ 17,725  $  47,715  $  34,855
    Depreciation
     and
     amortization
     expense         (1,531)   (1,362)     (591)    (2,893)    (1,142)
    Stock-based
     compensation
     expense         (7,398)   (6,877)   (5,802)   (14,275)   (10,910)
                   --------- --------- --------- ---------- ----------
     Cash general
      and admin-
      istrative
      expenses     $ 15,925  $ 14,622  $ 11,332  $  30,547  $  22,803
                   ========= ========= ========= ========== ==========

 (7)Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and
     marketing
     expenses      $  6,862  $  6,178  $  6,333  $  13,040  $  11,624
    Cash general
     and
     administrative
     expenses        15,925    14,622    11,332     30,547     22,803
                   --------- --------- --------- ---------- ----------
     Cash SG&A     $ 22,787  $ 20,800  $ 17,665  $  43,587  $  34,427
                   ========= ========= ========= ========== ==========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A $ 19,328  $ 17,071  $ 14,599  $  36,399  $  27,926
    Asia-Pacific
     cash SG&A        3,459     3,729     3,066      7,188      6,501
                   --------- --------- --------- ---------- ----------
     Cash SG&A     $ 22,787  $ 20,800  $ 17,665  $  43,587  $  34,427
                   ========= ========= ========= ========== ==========

 (8)We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Income (loss)
     from
     operations    $  2,447  $    806  $ (3,220) $   3,253  $  (6,024)
    Depreciation,
     amortization
     and accretion
     expense         22,412    21,074    18,361     43,486     36,242
    Stock-based
     compensation
     expense         10,045    10,498     8,897     20,543     16,655
    Restructuring
     charges            407         -         -        407          -
                   --------- --------- --------- ---------- ----------
     EBITDA        $ 35,311  $ 32,378  $ 24,038  $  67,689  $  46,873
                   ========= ========= ========= ========== ==========

    The geographic split of our EBITDA is presented below:

    U.S. income
     (loss) from
     operations    $  1,246  $    368  $ (3,405) $   1,614  $  (5,651)
    U.S.
     depreciation,
     amortization
     and accretion
     expense         20,626    19,439    17,419     40,065     34,285
    U.S. stock-
     based
     compensation
     expense          8,744     9,150     7,975     17,894     14,918
    U.S.
     restructuring
     charges            407         -         -        407          -
                   --------- --------- --------- ---------- ----------
     U.S. EBITDA     31,023    28,957    21,989     59,980     43,552
                   --------- --------- --------- ---------- ----------

    Asia-Pacific
     income (loss)
     from
     operations       1,201       438       185      1,639       (373)
    Asia-Pacific
     depreciation,
     amortization
     and accretion
     expense          1,786     1,635       942      3,421      1,957
    Asia-Pacific
     stock-based
     compensation
     expense          1,301     1,348       922      2,649      1,737
    Asia-Pacific
     restructuring
     charges              -         -         -          -          -
                   --------- --------- --------- ---------- ----------
     Asia-Pacific
      EBITDA          4,288     3,421     2,049      7,709      3,321
                   --------- --------- --------- ---------- ----------

      EBITDA       $ 35,311  $ 32,378  $ 24,038  $  67,689  $  46,873
                   ========= ========= ========= ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-income
     (loss) from
     operations    $  4,689  $  3,925  $     76  $   8,614  $    (292)
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense         17,494    17,262    17,039     34,756     33,137
    Same IBX
     centers-stock-
     based
     compensation
     expense          9,921    10,367     8,897     20,288     16,655
    Same IBX
     centers-
     restructuring
     charges            407         -         -        407          -
                   --------- --------- --------- ---------- ----------
     Same IBX
      center EBITDA  32,511    31,554    26,012     64,065     49,500
                   --------- --------- --------- ---------- ----------

    New IBX
     centers-income
     (loss) from
     operations      (2,242)   (3,119)   (3,296)    (5,361)    (5,732)
    New IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense          4,918     3,812     1,322      8,730      3,105
    New IBX
     centers-stock-
     based
     compensation
     expense            124       131         -        255          -
    New IBX
     centers-
     restructuring
     charges              -         -         -          -          -
                   --------- --------- --------- ---------- ----------
     New IBX center
      EBITDA          2,800       824    (1,974)     3,624     (2,627)
                   --------- --------- --------- ---------- ----------

     EBITDA        $ 35,311  $ 32,378  $ 24,038  $  67,689  $  46,873
                   ========= ========= ========= ========== ==========

 (9)We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross
     margins             64%       63%       62%        64%        62%
                   ========= ========= ========= ========== ==========

    Asia-Pacific
     cash gross
     margins             57%       57%       53%        57%        53%
                   ========= ========= ========= ========== ==========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash
     gross margins       68%       67%       64%        67%        64%
                   ========= ========= ========= ========== ==========

(10)We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

    EBITDA -
     current
    period         $ 35,311  $ 32,378  $ 24,038  $  67,689  $  46,873
    Less EBITDA -
     prior period   (32,378)  (30,272)  (22,835)   (55,199)   (39,747)
                   --------- --------- --------- ---------- ----------
     EBITDA growth $  2,933  $  2,106  $  1,203  $  12,490  $   7,126
                   ========= ========= ========= ========== ==========

    Revenues -
     current
    period         $ 91,837  $ 85,109  $ 68,548  $ 176,946  $ 133,417
    Less pro forma
     revenues -
     prior period   (85,109)  (80,951)  (64,869)  (154,677)  (119,894)
                   --------- --------- --------- ---------- ----------
     Pro forma
      revenue
      growth       $  6,728  $  4,158  $  3,679  $  22,269  $  13,523
                   ========= ========= ========= ========== ==========

    EBITDA flow-
     through rate        44%       51%       33%        56%        53%
                   ========= ========= ========= ========== ==========




                            EQUINIX, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)


                   Assets                      June 30,   December 31,
                                                 2007          2006
                                              ----------- ------------

Cash, cash equivalents and investments        $  323,966    $ 156,481
Accounts receivable, net                          28,140       26,864
Property and equipment, net                      760,175      546,395
Goodwill and other intangible assets, net         17,299       17,441
Debt issuance costs, net                          14,603        3,006
Deposits                                          10,470        3,932
Prepaid expenses                                   7,845        7,160
Deferred tax assets                                6,612        6,910
Other assets                                       6,341        3,643
                                              ----------- ------------
      Total assets                            $1,175,451    $ 771,832
                                              =========== ============

    Liabilities and Stockholders' Equity

Accounts payable and accrued expenses         $   35,425    $  27,269
Accrued property and equipment                    71,216       23,337
Accrued restructuring charges                     36,416       41,572
Capital lease and other financing obligations     93,754       94,699
Mortgage and loan payable                        167,129       98,896
Convertible debt                                 282,250       86,250
Deferred rent                                     20,907       20,924
Deferred installation revenue                     13,764       11,694
Deferred recurring revenue                         6,171        6,732
Asset retirement obligations                       4,273        3,985
Other liabilities                                  1,472        1,446
                                              ----------- ------------
      Total liabilities                          732,777      416,804
                                              ----------- ------------

Common stock                                          32           29
Additional paid-in capital                       995,555      904,573
Accumulated other comprehensive income             3,770        3,870
Accumulated deficit                             (556,683)    (553,444)
                                              ----------- ------------
      Total stockholders' equity                 442,674      355,028
                                              ----------- ------------

      Total liabilities and stockholders'
       equity                                 $1,175,451    $ 771,832
                                              =========== ============


--------------------------------------------------------- ------------

Ending headcount by geographic region is as follows:

   U.S. headcount                                    476          442
   Asia-pacific headcount                            183          174
                                              ----------- ------------
    Total headcount                                  659          616
                                              =========== ============




                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - GAAP PRESENTATION
                            (in thousands)
                             (unaudited)


                         Three Months Ended         Six Months Ended
                   ------------------------------ --------------------
                    June 30,  March 31, June 30,   June 30,  June 30,
                      2007      2007      2006       2007      2006
                   ---------- --------- --------- ---------- ---------

Net cash provided
 by operating
 activities        $  37,862  $ 19,850  $ 16,107  $  57,712  $ 28,898
Net cash used in
 investing
 activities         (181,892)  (48,057)  (25,348)  (229,949)  (60,921)
Net cash provided
 by (used in)
 financing
 activities           50,519   273,253     5,376    323,772   (10,109)
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents        449        51        40        500       165
                   ---------- --------- --------- ---------- ---------
Net increase
 (decrease) in
 cash and cash
 equivalents         (93,062)  245,097    (3,825)   152,035   (41,967)
Cash and cash
 equivalents at
 beginning of
 period              327,660    82,563    81,125     82,563   119,267
                   ---------- --------- --------- ---------- ---------
Cash and cash
 equivalents at
 end of period     $ 234,598  $327,660  $ 77,300  $ 234,598  $ 77,300
                   ========== ========= ========= ========== =========


In addition to the above condensed consolidated statements of cash flows presented on a GAAP basis, the Company presents non-GAAP condensed consolidated statements of cash flows which combine the Company's short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances as presented herein in our condensed consolidated balance sheets.


Following is a reconciliation of our cash and cash equivalents to our cash, cash equivalents and investments, which is the basis of how our non-GAAP condensed consolidated statements of cash flows are presented on the following page:


Cash and cash
 equivalents       $ 234,598  $327,660  $ 77,300  $ 234,598  $ 77,300
Short-term
 investments          67,728    53,758    53,524     67,728    53,524
Long-term
 investments          21,640    10,981    17,115     21,640    17,115
                   ---------- --------- --------- ---------- ---------
Cash, cash
 equivalents and
 investments as
 presented on
 condensed balance
 sheet presented
 herein            $ 323,966  $392,399  $147,939  $ 323,966  $147,939
                   ========== ========= ========= ========== =========




                            EQUINIX, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - NON-GAAP
                           PRESENTATION (1)
                            (in thousands)
                             (unaudited)


                         Three Months Ended         Six Months Ended
                   ------------------------------ --------------------
                    June 30,  March 31, June 30,   June 30,  June 30,
                      2007      2007      2006       2007      2006
                   ---------- --------- --------- ---------- ---------

Cash flows from
 operating
 activities:
   Net income
    (loss)         $   1,217  $ (4,456) $ (5,270) $  (3,239) $(10,340)
   Adjustments to
    reconcile net
    income (loss)
    to net cash
    provided by
    operating
    activities:
    Depreciation,
     amortization
     and accretion    22,412    21,074    18,361     43,486    36,242
    Stock-based
     compensation     10,045    10,498     8,897     20,543    16,655
    Debt issuance
     costs               784       389       208      1,173       416
    Restructuring
     charges             407         -         -        407         -
    Other
     reconciling
     items               138         7       (64)       145      (791)
    Changes in
     operating
     assets and
     liabilities:
     Accounts
      receivable        (494)     (916)   (5,011)    (1,410)   (6,262)
     Accounts
      payable and
      accrued
      expenses         7,950    (2,657)    2,597      5,293     1,604
     Accrued
      restructuring
      charges         (3,354)   (3,543)   (3,168)    (6,897)   (6,125)
     Other assets
      and
      liabilities       (965)     (302)     (443)    (1,267)   (2,501)
                   ---------- --------- --------- ---------- ---------
      Net cash
       provided by
       operating
       activities     38,140    20,094    16,107     58,234    28,898
                   ---------- --------- --------- ---------- ---------
Cash flows from
 investing
 activities:
   Purchase of Los
    Angeles IBX
    property         (49,040)        -         -    (49,040)        -
   Purchase of San
    Jose IBX
    property               -    (6,500)        -     (6,500)        -
   Purchase of
    Chicago IBX
    property               -         -    (9,766)         -    (9,766)
   Purchases of
    other property
    and equipment   (139,832)  (67,056)  (29,671)  (206,888)  (56,284)
   Accrued property
    and equipment     31,425    16,454     3,643     47,879     6,155
   Other investing
    activities             -      (470)        -       (470)        6
                   ---------- --------- --------- ---------- ---------
      Net cash used
       in investing
       activities   (157,447)  (57,572)  (35,794)  (215,019)  (59,889)
                   ---------- --------- --------- ---------- ---------
Cash flows from
 financing
 activities:
   Proceeds from
    stock options
    and employee
    stock purchase
    plans              6,876    10,286     5,862     17,162    20,576
   Proceeds from
    convertible
    subordinated
    notes                  -   250,000         -    250,000         -
   Proceeds from
    loan payable      44,656    24,607         -     69,263         -
   Repayment of
    borrowings
    under credit
    line                   -         -         -          -   (30,000)
   Repayment of
    capital lease
    and other
    financing
    obligations         (480)     (465)     (375)      (945)     (739)
   Repayment of
    mortgage
    payable             (533)     (497)     (311)    (1,030)     (516)
   Debt issuance
    costs                  -   (10,678)        -    (10,678)        -
   Other financing
    activities             -         -       200          -       570
                   ---------- --------- --------- ---------- ---------
      Net cash
       provided by
       (used in)
       financing
       activities     50,519   273,253     5,376    323,772   (10,109)
                   ---------- --------- --------- ---------- ---------
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents        355       143        27        498       184
                   ---------- --------- --------- ---------- ---------
Net increase
 (decrease) in
 cash, cash
 equivalents and
 investments         (68,433)  235,918   (14,284)   167,485   (40,916)
Cash, cash
 equivalents and
 investments at
 beginning of
 period              392,399   156,481   162,223    156,481   188,855
                   ---------- --------- --------- ---------- ---------
Cash, cash
 equivalents and
 investments at
 end of period     $ 323,966  $392,399  $147,939  $ 323,966  $147,939
                   ========== ========= ========= ========== =========


Free cash flow (2) $(119,307) $(37,478) $(19,687) $(156,785) $(30,991)
                   ========== ========= ========= ========== =========

Adjusted free cash
 flow (3)          $ (70,267) $(30,978) $ (9,921) $(101,245) $(21,225)
                   ========== ========= ========= ========== =========

-------------------

(1)The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

   Net cash
    provided by
    operating
    activities as
    presented
   above           $  38,140  $ 20,094  $ 16,107  $  58,234  $ 28,898
   Net cash used in
    investing
    activities as
    presented above (157,447)  (57,572)  (35,794)  (215,019)  (59,889)
                   ---------- --------- --------- ---------- ---------
    Free cash flow $(119,307) $(37,478) $(19,687) $(156,785) $(30,991)
                   ========== ========= ========= ========== =========

(3)We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

   Free cash flow
    (as defined
    above)         $(119,307) $(37,478) $(19,687) $(156,785) $(30,991)
   Less purchase of
    Los Angeles IBX
    property          49,040         -         -     49,040         -
   Less purchase of
    San Jose IBX
    property               -     6,500         -      6,500         -
   Less purchase of
    Chicago IBX
    property               -         -     9,766          -     9,766
                   ---------- --------- --------- ---------- ---------
    Adjusted free
     cash flow     $ (70,267) $(30,978) $ (9,921) $(101,245) $(21,225)
                   ========== ========= ========= ========== =========

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com